UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 16, 2004

LAFARGE NORTH AMERICA INC.

Incorporated in Maryland

12950 Worldgate Drive, Suite 500
Herndon, Virginia 20170
(703) 480-3600

I.R.S. Employer Identification No.58-1290226

Item 5. Other Events

     Effective June 16, 2004, Gwyn Morgan resigned from the Board of Directors of Lafarge North America Inc. due to the expanded demands on his time as the CEO of a very active and expanding major public company. Mr. Morgan indicated that his resignation was in no way due to any disagreement(s) with the management of Lafarge North America Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAFARGE NORTH AMERICA INC.

By:	/s/ Larry J. Waisanen
Larry J. Waisanen
Executive Vice President and
Chief Financial Officer

Date: June 17, 2004

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